SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)  November 20, 1998



                    FIRST COMMONWEALTH CORPORATION
          (Exact Name of Registrant as specified in its charter)



        VIRGINIA                0-5392                   54-0832816
(State or other Juris-       (Commission              (I.R.S. Employer
diction of incorporation     File Number)          identification No.)



                          5250 SOUTH SIXTH STREET
                               P.O. BOX 5147
                           SPRINGFIELD, IL 62705

       (Address of principal executive offices, including zip code)


    Regisrant's telephone number, including area code   (217)-241-6300



                                Not Applicable
       (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. UTI is the ultimate parent of the holding company, First Commonwealth Corporation, a Virginia corporation, ("FCC"). As consideration  for  the  shares,  FSF  paid  UTI  $10,999,995  and  certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI previously owned, FSF and affiliates currently own 1,035,165 shares of UTI common stock (41.6%) becoming the largest shareholder of UTI. UTI CEO Larry Ryherd owns 487,901 shares of UTI common stock (19.6%). Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.
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                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    FIRST COMMONWEALTH CORPORATION
                             (Registrant)




                                              BY:   /S/ JAMES E. MELVILLE
                                                  JAMES E. MELVILLE
                                                  PRESIDENT, CHIEF OPERATING
                                                    OFFICER AND DIRECTOR





                                              BY:   /S/ THEODORE C. MILLER
                                                  THEODORE C. MILLER
                                                  SENIOR VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

DATE:  DECEMBER 2, 1998
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